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(a)   Exhibit 11 - COMPUTATION  OF EARNINGS PER COMMON SHARE AND EARNINGS PER
                        COMMON SHARE ASSUMING DILUTION



                                                     Three Months Ended   Six Months Ended
                                                        June 30, 1998       June 30, 1998
                                                        -------------       -------------
                                                 (Dollars in thousands, except per share data)
Earnings per common share
Net income available to common shareholders             $    2,227           $    4,058
                                                        ==========           ==========

Weighted average common shares outstanding               5,515,498            5,537,846
                                                        ==========           ==========

Earnings per common share                               $      .40           $      .73
                                                        ==========           ==========
Earnings per common share assuming dilution

Net income available to common shareholders             $    2,227           $    4,058
                                                        ==========           ==========

Weighted average common shares outstanding               5,515,498            5,537,846

Add:  Dilutive effects of assumed exercises of
     stock options and warrants                            632,953              655,746

Weighted average common and dilutive potential
     Common shares outstanding                           6,148,451            6,193,592
                                                        ==========           ==========

Earnings per common share assuming dilution             $      .36           $      .66
                                                        ==========           ==========



Note: The share and per share information disclosed above have been retroactively adjusted to reflect the 10% stock declared on July 29, 1998 and payable on August 31, 1998.



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